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                                                                   Exhibit 3b

   STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet: sroth@sablaw.com


                                April 25, 2000

Board of Directors
GE Life and Annuity Assurance
 Company
6610 West Broad Street
Richmond, VA 23230

             Re:   GE Life & Annuity Separate Account III
                   --------------------------------------

Ladies and Gentlemen:

             We hereby consent to the reference to our name the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 22 to the Registration Statement on Form S-6 filed by GE Life & Annuity Separate Account III for certain variable life insurance contracts (File No. 33-12470). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SUTHERLAND ASBILL & BRENNAN LLP





                                            By:_____________________________
                                               Stephen E. Roth